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                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

[DIVINE (TM) LOGO]     www.divine.com

                                  [Nasdaq Logo]                           :DVIN

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
DIVINE CONTACTS               MEDIA INQUIRIES:               INTERNATIONAL MEDIA:           MEDIA INQUIRIES (TORONTO)
INDIVIDUAL INVESTORS:         Susan Burke/Anne Schmitt       Chris Blaik                    Christopher Dorval
Brenda Lee Johnson            Direct: 773.394.6746 / 6827    Direct: +44 0 20 7070 9520     Direct: 905.947.2228
Direct: 773.394.6873          susan.burke@divine.com         chris.blaik@divine.com         cdorval@delanotech.com
brenda.johnson@divine.com     anne.schmitt@divine.com
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FOR IMMEDIATE RELEASE

                  DIVINE SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
                          DELANO TECHNOLOGY CORPORATION

   COMBINATION ENHANCES DIVINE'S CUSTOMER INTERACTION MANAGEMENT SOLUTIONS AND
          PROVIDES STRATEGIC OPPORTUNITY FOR DELANO'S STATE-OF-THE-ART
             MARKETING AUTOMATION AND CAMPAIGN MANAGEMENT TECHNOLOGY

CHICAGO AND TORONTO -- MARCH 13, 2001 -- DIVINE, INC., (NASDAQ: DVIN), a leading provider of solutions for the extended enterprise, and Toronto-based Delano Technology Corporation (NASDAQ: DTEC; TSE: DLN), a marketing solutions company, today announced that divine has signed a definitive agreement to acquire Delano. Under the terms of the stock-for-stock merger agreement, approved by the Board of Directors of each company, divine will acquire all of the outstanding shares of Delano common stock for a fixed exchange rate in which divine will issue
1.1870 divine shares for each share of Delano common stock, which equates to approximately 51.55 million divine shares. The transaction is expected to be a tax-free, stock-for-stock exchange. The deal, which will be structured as a plan of arrangement under Canadian law, will be subject to customary regulatory and court approvals, as well as the approval of Delano's shareholders. Shareholders holding approximately 13 percent of Delano's outstanding shares have already agreed to vote in favor of the transaction.

"Today's extended enterprises must engage in holistic conversations with their customers, seamlessly managing proactive, outbound campaigns and inbound service requests," said George Landgrebe, president of divine Software Services. "Delano's strength in providing solutions that help companies proactively communicate with their customers and partners via email and the Internet complements perfectly divine's existing customer interaction management (CIM) solutions. We see enormous opportunity in the rapidly growing Campaign Management/eMarketing segment, which some analysts predict could reach more than


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$2 billion by 2003.

Delano also deepens our presence in key vertical markets, including financial services, automotive and entertainment, and provides divine with an outstanding talent base in the Toronto market."

Combined with divine's CIM offerings, the acquisition of Delano positions divine as an industry leader in providing fully integrated multi-channel e-marketing, inbound and outbound interaction management, self service and campaign management. The divine solution suite encompasses telephony and Internet-based campaign management, as well as inbound call center and contact center management. The Delano Marketing Velocity suite of applications leverages e-mail, the Web, and knowledge management technology to deliver ongoing, personal interactions with customers, via one-to-one marketing campaigns, interactive surveys, and personalized newsletters. In addition, Delano's software platform, the Delano e-Business Interaction Suite, provides a flexible and scalable open-standards architecture that will accelerate divine's Web services-based application interoperability strategy. divine also announced today an agreement with Delano Technology allowing divine's global sales and professional services delivery organizations to immediately sell Delano solutions.

"Delano has successfully differentiated itself as a provider of extremely sophisticated interaction management solutions at low total cost, yet we have lacked the scale to take full advantage of the assets we have," said Vikas Kapoor, chief executive officer of Delano. "Customers are now demanding comprehensive integrated suites. This merger is a strategic opportunity for Delano to realize the full potential of our technology while leveraging divine's leading extended enterprise solutions, as well as its strong sales and professional services organizations."

Toronto-based Delano's customers include industry-leading Fortune 500 and Global 2000 companies such as Compaq, Warner Music Group, Ericsson, Amdocs, Charles Schwab, Mackenzie Financial, United Way, YMCA, and DaimlerChrysler. Delano generated revenue of $18 million during calendar year 2001 and had cash on hand of $12.6 million on Dec. 31, 2001.

divine Chairman and CEO Andrew "Flip" Filipowski and Kapoor will participate in a conference call with reporters and analysts today at 1 p.m. Central/2 p.m. Eastern. To participate, call 888.469.0867 or 630.395.0127. The pass code is "divine." The leader is Anne Schmitt.

ABOUT DELANO TECHNOLOGY CORPORATION
Delano Technology Corporation is a marketing solutions company offering state-of-the-art interaction-based e-business and CRM solutions for the enterprise. Delano's applications deliver the fastest, most effective and customized way to interact with customers at the lowest cost. Delano's customers are industry-leading Fortune 500 and Global 2000 Enterprises and include Compaq, Warner Music Group, Ericsson, Amdocs, Charles Schwab, Mackenzie Financial, United Way, YMCA, and DaimlerChrysler. Delano is headquartered in Toronto, Canada.

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ABOUT DIVINE, INC.

divine, inc., (Nasdaq: DVIN) is focused on extended enterprise solutions. Through professional services, software services and managed services, divine extends business systems beyond the edge of the enterprise throughout the entire value chain, including suppliers, partners and customers. divine offers single-point accountability for end-to-end solutions that enhance profitability through increased revenue, productivity, and customer loyalty. The company provides expertise in collaboration, interaction, and knowledge solutions that enlighten, empower and extend enterprise systems.

Founded in 1999, divine focuses on Global 5000 and high-growth middle market firms, government agencies, and educational institutions, and currently serves over 20,000 customers. For more information, visit the company's Web site at www.divine.com.

The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to: failure of the proposed transaction to close due to the failure to obtain shareholder and other necessary approvals; divine's ability to become cash flow positive before it depletes its cash reserves; divine's ability to maintain the Nasdaq National Market listing for its common stock; the risk that Delano's business and other businesses acquired by divine will not be integrated successfully or that divine will incur unanticipated costs of integration; divine's ability to execute its integrated Web-based software services, professional services, and managed services strategy; the uncertainty of customer demand for enterprise Web software and services; the combined company's ability to develop new products and services and enhance and support existing products and services; the combined company's ability to maintain Delano's vendor and strategic partner relationships and retain key employees; increasing competition from other providers of software solutions and professional services; fluctuations in the trading price and volume of divine's stock; and other unanticipated events and conditions. For further information about these and other risks and uncertainties please review the disclosure under the captions "Risk Factors" and "Special Note on Forward-Looking Statements" in divine's Registration Statement on Form S-3 filed with the SEC dated January 22, 2002, as amended from time to time, and divine's and Delano's most recent respective Forms 10-K, 10-Q, and 8-K filed with the SEC.

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divine is a trademark of divine, inc. All other trademarks, trade names and service marks referenced herein are the properties of their respective companies. Delano, Velocity Marketing and e-Business Interaction Suite are trademarks of Delano Technology International SRL.